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                                                                      EXHIBIT 12

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                  Nine
                                                                 Months
                                                                  Ended
                                                               -----------
                                                               January 28,
(in thousands)                                                    2004
--------------                                                 -----------
Fixed Charges:
  Interest expense*.........................................   $  105,298
  Interest component of rental expense......................        6,271
                                                               ----------
     Total fixed charges....................................   $  111,569
                                                               ----------
Earnings:
  Income from continuing operations before income taxes and
     minority interest......................................      302,971
  Add: Interest expense*....................................      105,298
  Add: Interest component of rental expense.................        6,271
                                                               ----------
     Earnings as adjusted...................................   $  414,540
                                                               ----------
  Ratio of earnings to fixed charges........................         3.72
                                                               ==========

---------------
* Interest expense includes amortization of debt expense and any discount or premium relating to indebtedness.

                      H. J. HEINZ COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                  Nine
                                                                 Months
                                                                  Ended
                                                               -----------
                                                               January 28,
(in thousands)                                                    2004
--------------                                                 -----------
Fixed Charges:
  Interest expense*.........................................   $  164,796
  Capitalized interest......................................           --
  Interest component of rental expense......................       24,891
                                                               ----------
     Total fixed charges....................................   $  189,687
                                                               ----------
Earnings:
  Income from continuing operations before income taxes and
     cumulative effect of change in accounting principle....   $  874,106
  Add: Interest expense*....................................      164,796
  Add: Interest component of rental expense.................       24,891
  Add: Amortization of capitalized interest.................        1,409
                                                               ----------
     Earnings as adjusted...................................   $1,065,202
                                                               ----------
  Ratio of earnings to fixed charges........................         5.62
                                                               ==========

---------------
* Interest expense includes amortization of debt expense and any discount or premium relating to indebtedness.